                                                                EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 15, 1996 included in Republic Industries, Inc.'s Form 8-K dated May 15, 1996. We also consent to the incorporation by reference in this registration statement of our report dated June 1, 1995 (except with respect to the matter discussed in Note 10, as to which the date is August 3, 1995) on the combined financial statements of Hudson Management Corporation and subsidiaries and Envirocycle, Inc., included in Republic Industries, Inc.'s Form 8-K/A dated September 26, 1995; our report dated February 9, 1996 (except with respect to the matter discussed in Note 11, as to which the date is February 29, 1996) on the combined financial statements of Schaubach Companies; and our report dated March 5, 1996 on the combined financial statements of Denver Alarm Companies, both included in Republic Industries, Inc.'s Form 8-K/A dated February 27, 1996 and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP




Fort Lauderdale, Florida,
  May 21, 1996.